Exhibit 99.1

INTAC INTERNATIONAL ANNOUNCES $12.0 MILLION PRIVATE PLACEMENT

Hong Kong, May 13, 2004, INTAC International, Inc. (NASDAQ: INTN) (FSE:WKN 805768), an Internet content provider in China providing Chinese students exclusively with a full-range of career development services through its Beijing Intac Purun Educational Development Ltd. (“Intac Purun”) joint venture with China’s Ministry of Education, announced today that an accredited investor acquired 800,000 shares of the Company’s common stock in a private placement transaction effected pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.  This transaction resulted in net proceeds to the Company of $12.0 million ($15.00 per share).   Proceeds from the private placement will be used to expand Intac Purun’s Internet portal business, for strategic acquisitions or business alliances and for general working capital purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The common stock has not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. INTAC has agreed to file a registration statement with the Securities and Exchange Commission, registering the resale of the shares.

The Company’s annual report on Form 10-KSB for the year ended December 31, 2003 may be viewed at the SEC’s website www.sec.gov.

***

About INTAC International, Inc.

INTAC International, Inc. is focused on the exploitation of strategic business opportunities available in China and the Asia-Pacific Rim. INTAC is refocusing its business plan from the traditional distribution of premium brand wireless handsets to Beijing Intac Purun Educational Development Ltd, its new Internet portal business in mainland China.  INTAC maintains offices in China (Hong Kong, Beijing and Tianjin), Germany (Frankfurt) and the United States (Dallas).

***

Forward-Looking Statements

This press release contains certain “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those projected or implied. Factors that could cause or contribute to such differences include, among other things: changes in general business conditions; the impact of competition in our industry, especially in the Asia- Pacific Rim; the fact that we are an early stage company with an unproven business model; our need for additional working capital, particularly to the extent that we are able to locate a suitable business opportunity; the added expense structure assumed by us as a U.S. public company; political and economic events and conditions in jurisdictions in which we operate; PRC Internet laws and regulations that are unclear and will likely change in the near future; restrictions on foreign investment in the PRC Internet sector that are imposed by the PRC government; the PRC government that may prevent us from distributing; regulation and censorship of information distribution in China which may adversely affect our business; political and economic policies of the PRC government; the risk of the loss of the agreements, or the exclusivity terms, with the Education Management Information Center; the high cost of Internet access that may limit the growth of the Internet in China and impede our growth; advertising and e-commerce customers that have only limited experience using the Internet for advertising or commerce purposes; the acceptance of the Internet as a commerce platform in China which depends on the resolution of problems relating to fulfillment and electronic payment; concerns about security of e-commerce transactions and confidentiality of information on the Internet that may increase our costs, reduce the use of our Internet portal and impede our growth; our network operations that may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable; changes in interest rates, foreign currency fluctuations and capital market conditions; and other factors including those detailed under the heading “Business Risk Factors” and elsewhere in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise. INTAC undertakes no obligation to update any forward-looking statements made in this media release.

Contact: J. David Darnell, Senior Vice President and Chief Financial Officer, 469-916-9891, for further information. Internet: www.intac-international.com.